Exhibit 10.1
Execution Version

AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of May 2, 2016 (this “Amendment”), among THE KEYW CORPORATION, a Maryland corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”) the Lenders party hereto and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (such capitalized term and, unless otherwise specified, all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent and the other parties named therein, are party to that certain Credit Agreement, dated as of July 21, 2014 (as amended by Amendment No. 1 to Credit Agreement, dated as of January 15, 2015, and as further amended by Amendment No. 2 to Credit Agreement, dated as of November 5, 2015, and as further amended by Amendment No. 3 to Credit Agreement, dated as of February 25, 2016, and as further amended by Amendment No. 4 to Credit Agreement, dated as of March 2, 2016, and as further amended, amended and restated, supplemented or otherwise modified to (but not including) the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to and on behalf of the Borrower; and

WHEREAS, the Borrower and the Lenders party hereto have agreed to amend the Credit
Agreement, but only on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Credit Agreement Amendments. Effective as of, and subject to the occurrence of, the Amendment No. 5 Effective Date (as defined below):

(a)    Section 1.01 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 5 to Credit Agreement” means Amendment No. 5 to Credit Agreement, dated as of May 2, 2016 between the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means May 2, 2016 being the date on which Amendment
No. 5 to Credit Agreement became effective.

“Hawkeye AP Asset Purchase Agreement” means the definitive purchase and sale agreement in respect of the Hawkeye AP Business in form and substance reasonably acceptable to the Administrative Agent.

“HawkEye AP Business” means the assets to be Disposed of pursuant to the Hawkeye AP Asset
Purchase Agreement.

“HawkEye G Asset Purchase Agreement” means the definitive purchase and sale agreement in respect of the Hawkeye G Business in form and substance reasonably acceptable to the Administrative Agent.

“HawkEye G Business” means the assets to be Disposed of pursuant to the Hawkeye G Asset
Purchase Agreement.

(b)    Section 8.05 of the Credit Agreement is amended by replacing clause (iv)
thereof in its entirety with the following: “(iv) [reserved];”.

(c)    Section 8.05 of the Credit Agreement is further amended by (1) replacing the “.” at the end of clause (v) thereof with “;” and (2) adding new clauses (vi) and (vii) immediately below clause (v) thereof as follows:

“(vi)    such transaction is the Disposition of the HawkEye AP Business on terms and for consideration reasonably acceptable to the Administrative Agent; provided that (A) no Default shall have occurred and be continuing or would result from each such Disposition, (B) the Borrower shall have delivered to the Administrative Agent (1) a Pro Forma Compliance Certificate demonstrating that after giving effect to such Disposition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.12 recomputed as of the end of the Applicable Period and (2) not later than 5 Business Days prior to the anticipated closing date of such Disposition, copies of the acquisition agreement and other material documents relative to the proposed Disposition, which agreement and documents must be reasonably acceptable to the Administrative Agent and (C) any proceeds thereof shall be applied in accordance with Section 2.05(b); and

(vii)    such transaction is the Disposition of the HawkEye G Business on terms and for consideration reasonably acceptable to the Administrative Agent; provided that (A) no Default shall have occurred and be continuing or would result from each such Disposition, (B) the Borrower shall have delivered to the Administrative Agent (1) a Pro Forma Compliance Certificate demonstrating that after giving effect to such Disposition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.12 recomputed as of the end of the Applicable Period and (2) not later than 5 Business Days prior to the anticipated closing date of such Disposition, copies of the acquisition agreement and other material documents relative to the proposed Disposition, which agreement and documents must be reasonably acceptable to the Administrative Agent and (C) any proceeds thereof shall be applied in accordance with Section 2.05(b).”

Section 2.    Representations and Warranties, No Default. The Borrower represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 5 Effective Date that: (a) this Amendment is within each Loan Party’s corporate or other organizational powers; (b) this Amendment has been duly authorized by all necessary corporate or other organizational action; (c) this Amendment does not and will not (i) contravene the terms of any of such Person’s organizational documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate in any material respect any Law to which such Person or its property is subject; (d) this Amendment has been duly executed and delivered by each of the Loan Parties and constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms and (e) this Amendment does not require any consent, approval, exemption or authorization of, registration or filing (other than any filings required under applicable Federal or state securities laws) with, or any other action by, any Governmental Authority or any other Person.

Section 3.    Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Amendment No. 5 Effective Date”) on which each of the following conditions are satisfied or waived by each applicable party:

(a)        The Administrative Agent shall have received executed signature pages to this Amendment from the Lenders, the Borrower and each other Loan Party;

(b)        The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of Amendment No. 5 Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment No. 5 Effective Date, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;

(c)        At the time of and immediately after giving effect to this Amendment, no
Default has occurred and is continuing; and

(d)        The Borrower shall have paid or caused to be paid all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication) including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent incurred in connection with this Amendment.

Section 4.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.    Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document, and each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Loan Party ratifies and reaffirms its obligations under the Loan Documents to which it is party, the Liens granted by it pursuant to the Collateral Documents, which continue to secure the Obligations, and if such Loan Party is a Guarantor, its guaranty of the Obligations pursuant to the Guaranty. From and after the Amendment No. 5 Effective Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment. This Amendment constitutes a Loan Document. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Borrower:	THE KEYW CORPORATION,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

Guarantors:	THE KEYW HOLDING CORPORATION,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

THE ANALYSIS GROUP, LLC,
a Virginia limited liability company

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

EVEREST TECHNOLOGY SOLUTIONS, INC.,
a Delaware corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

HEXIS CYBER SOLUTIONS, INC.,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

AEROPTIC, LLC,
a Massachusetts limited liability company

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Manager

SENSAGE, INC.,
a California corporation

By:	/s/ Philip L. Calamia
Name:	Philip L. Calamia
Title:	Chief Financial Officer

PONTE TECHNOLOGIES, LLC,
a Maryland limited liability company

By:	/s/ Philip L. Calamia
Name:	Philip L. Calamia
Title:	Chief Financial Officer

Acknowledged and Accepted:
ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Sinan Tarlan
Name:	Sinan Tarlan
Title:	Authorized Signatory

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Mark A. Zirkle
Name:	Mark A. Zirkle
Title:	Senior Vice President

SUNTRUST BANK
as a Lender

By:	/s/ Paul Deerin
Name:	Paul Deerin
Title:	Senior Vice President